EXHIBIT 3.1

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

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                                  Amendment to
                           Certificate of Designation
                       After Issuance of Class or Series
                           (PURSUANT TO NRS 78.1955)

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USE BLACK INK ONLY - DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY


             Certificate of Amendment to Certificate of Designation
                         For Nevada Profit Corporations
         (Pursuant to NRS 78.1955 - After Issuance of Class or Series)


1.   Name of corporation:

     Quest Minerals & Mining Ltd.

2.   Stockholder approval pursuant to statute has been obtained.

3.   The class or series of stock being amended:

     Series A Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

     Section E.(1) is hereby amended and restated in its entirety to read as follows:

     "(1) Each share of Series A Preferred Stock shall be convertible at any time into a shares of common stock, par value, $.001 per share of Quest Mineral & Mining Corp., a Utah corporation (the "Parent Common Stock") as determined by multiplying each share of Series A Preferred Stock by a fraction: the numerator of which is $3.00 and the denominator is equal to the greater of (i) 0.001 or (ii) 40% of closing price per share of the Parent Common Stock on the OTC Bulletin Board or on such subsequent market on which the shares of Parent Common Stock are then listed or quoted."

5.   Effective date of filing (optional):______________________________________
                                        (must not be later than 90 days after
                                              the certificate is filed)

6.   Officer Signature (Required): _____________________________________________

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

Nevada Secretary of State AM 78.1955 After Issue 2007

This form must be accompanied by appropriate fees.